RELEASE AND SETTLEMENT AGREEMENT


     This Release and Settlement Agreement ("Agreement") is made among Princeton Capital Finance Company LLC ("PCF") and Comtex Scientific Corporation ("Comtex"), Amasys Corporation ("Amasys"), Infotechnology, Inc. ("Infotechnology"), Telecommunications Industries, Inc. ("TII"), C.W. Gilluly ("Mr. Gilluly"), and Marny Gilluly ("Ms. Gilluly"). Comtex, Amasys, Infotechnology, TII, Mr. Gilluly and Ms. Gilluly are collectively referred to as the "Defendants".
                            RECITALS
R.1. On or about February 17, 1995, Comtex and PCF entered into a Contracts Financing Agreement (the "Financing Agreement")
R.2. Pursuant to the terms of the Financing Agreement, Comtex agreed to make various payments to PCF, including the remission to PCF of the proceeds of certain accounts receivable (the "Accounts"), to perform various other obligations, and Comtex represented and warranted to PCF that all Accounts assigned by Comtex to PCF would be valid, legally enforceable, and represent a bona fide undisputed indebtedness.

R.3. Comtex defaulted on its obligations under the Financing Agreement by failing, despite demand, to pay to PCF all sums due PCF under the Financing Agreement.
R.4. On or about February 17, 1995, Defendant Amasys executed and delivered to PCF a Corporate Guaranty (the "Amasys Guaranty"), pursuant to which it agreed to guaranty payment of the Obligations of Comtex to PCF.
R.5. Amasys defaulted on its obligations under the Amasys Guaranty by failing to pay the sums unpaid by Comtex.
R.6. On or about February 17, 1995, Defendant Infotechnology executed and delivered to PCF a Corporate Guaranty (the "Infotechnology Guaranty"), pursuant to which it agreed to guaranty payment of the Obligations of Comtex to PCF.
R.7. Infotechnology defaulted on its obligations under the Infotechnology Guaranty by failing to pay the sums unpaid by Comtex.
R.8. On or about February 17, 1995, Defendant TII executed and delivered to PCF a Corporate Guaranty (the "TII Guaranty"), pursuant to which it agreed to guaranty payment of the Obligations of Comtex to PCF.
R.9. TII defaulted on its obligations under the TII Guaranty by failing to pay the sums unpaid by Comtex.
R.10. On or about February 17, 1995, Defendant Mr. Gilluly executed and delivered to PCF a Personal Guaranty (the

"Gilluly Guaranty"), pursuant to which he agreed, to the extent and under the circumstances set forth in the Gilluly Guaranty, to guaranty payment of the Obligations of Comtex to PCF.
R.11. On or about February 17, 1995, Defendant Ms. Gilluly executed and delivered to PCF the Gilluly Guaranty, pursuant to which she agreed, to the extent and under the circumstances set forth in the Gilluly Guaranty, to guaranty payment of the Obligations of Comtex to PCF.
R.12. PCF commenced litigation in the United States District Court for the Eastern District of Virginia (Alexandria Division), Case. No. 96-1729-A against the Defendants (the "Litigation"). The Litigation is presently pending.
R.13. PCF sued the Defendants to recover the amount of $262,523.91, plus attorneys' fees of $52,504.78, plus costs of suit and pre- and post judgment interest.
R.14. TII entered into certain agreements with the United States House of Representatives pursuant to which accounts receivable were created (the "TII Receivables").
R.15.   PCF and the Defendants wish to settle their dispute.
Now Therefore, in consideration of the mutual promises contained herein, the parties agree as follows:
  1. Conditional only upon the receipt by PCF of the sum of $271,000.00 in good funds (the "Payment") whether directly from Defendants or from escrow, PCF hereby releases and forever discharges Defendants from all debts, demands, actions, causes of action, suits, dues, sum and sums of money, accounts, contracts, controversies, agreements, promises, omissions, damages and liabilities and any and all other claims of every kind, nature and description whatsoever, both at law and in equity, which against Defendants or their successors, heirs or assigns PCF now has or ever had with respect to or in any manner connected with the Litigation.
  2. In consideration for the foregoing Release contained in the immediately preceding paragraph, Defendants hereby release and forever discharge PCF from all debts, demands, actions, causes of action, suits, dues, sum and sums of money, accounts, contracts, controversies, agreements, promises, omissions, damages and liabilities and any and all claims of every kind, nature and description whatsoever, both at law and in equity, which against PCF or its successors or assigns, Defendants now have or ever had with respect to or in any manner connected with the Litigation.
  3. Upon execution of this Agreement, Comtex, Amasys, Infotechnology and TII shall execute the Consent to Judgment (the "Consent") in the Litigation attached hereto as Exhibit B. Defendants acknowledge that execution of the Consent is a material inducement for PCF to enter into this Agreement.
  4. The executed Consent shall be held pursuant to the terms hereof by Jeremy S. Friedberg, Esquire, Leitess & Associates, P.C., 201 Pomona Square, 1700 Reisterstown Road, Baltimore, Maryland 21208. The Consent shall be filed with the Court, only in the event that Defendants default under the terms of this Agreement, as described below.
  5. Upon execution of this Agreement, PCF shall dismiss the Litigation, without prejudice, as to Mr. Gilluly and Ms. Gilluly.
  6. Upon execution of this Agreement, Defendants shall execute the Assignment of Claim attached hereto as Exhibit C.
  7. Upon execution of this Agreement, Defendants shall execute and shall use their best efforts to cause the contracting and disbursing officers responsible for the TII Receivables to execute the Notice of Assignment attached hereto as Exhibit D within twenty-one (21) days from the date hereof.
  8. Upon execution of this Agreement, Defendants shall execute such documents as PCF shall require to grant PCF a security interest in the account receivable due Defendants on account of the TII Receivables.
  9. Upon execution of this Agreement by all parties and receipt by PCF of the Payment, PCF shall dismiss the Litigation, with prejudice.

  10. The following, or any one of the following, shall be an "Event of Default" under this Agreement:
     a. The failure of Defendants to make the Payment within sixty (60) days of the date of this Agreement.
       b. The breach, by Defendants, of any representation or warranty set forth in this Agreement, including the Recitals.
       c. The breach or failure of timely observance by Defendants of any term, condition or covenant set forth in this Agreement.
       11. Upon default, PCF may take all steps necessary to enter and execute upon the Consent, including but not limited to enrolling the Consent with the United States District Court for the Eastern District of Virginia.
 12. Upon Defendants' default hereunder, PCF may take any action permitted at law or in equity to enforce its rights against Defendants.
 13. Jeremy S. Friedberg, Esquire shall hold funds paid to PCF hereunder and shall apply funds, in excess of amounts described in Paragraph 1, within ten (10) business days of such receipt as follows: a) to satisfy Defendants' obligations to PCF and b) any funds in excess of amounts due PCF shall be remitted to Defendants in care of John J. McDermott, Esquire, O'Connor & Hannan, 1919 Pennsylvania Avenue, N.W., Suite 800, Washington, DC 20006-3483.

 14. PCF's failure to pursue any or all of its remedies upon Event of Default, or PCF's excuse of an Event of Default, shall not constitute waiver of any right or remedy available to PCF under this Agreement or at law, and may be done merely as an accommodation to Defendants, at the PCF's sole discretion.
    PCF's failure to pursue any or all of its remedies upon Event of Default, or PCF's excuse of an Event or Events of Default, shall not constitute a waiver of such Default(s) or any other
    Default(s) at any other time.
 15. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.
 16. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Agreement unless the consummation of the transaction contemplated hereby is adversely affected thereby.
 17. This Agreement and the exhibits hereunder set forth the entire understanding of the parties hereto with respect to the subject matter herein and it shall not be changed or terminated orally. There are no other warranties or representations made or relied upon by any of the parties to this transaction other than those expressly set forth hereinabove. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If counterparts are employed, then, all counterpart signature pages shall be assembled into a single document containing all original signatures.
 18. Notwithstanding anything to the contrary contained herein, the release by PCF of Defendants set forth in paragraph 1 shall be null and void and of no force and effect in the event that Defendants (or any successor, assign or representative thereof in bankruptcy or otherwise) seeks to avoid or recover the payments by Defendants to PCF of the Payment.

IN WITNESS WHEREOF, the undersigned, and each of them have hereunto set their hands on this 21st day of February, 1997.

PRINCETON CAPITAL FINANCE COMPANY LLC


By:/S/ CARL S. HERINGER
CARL S. HERINGER

Print or type Name and Title

COMTEX SCIENTIFIC CORPORATION
By: /S/ CHARLES W. TERRY
CHARLES W. TERRY, PRESIDENT
Print or type Name and Title

     AMASYS CORPORATION

     By: /S/ C.W. GILLULY

     C.W. GILLULY, PRESIDENT
     Print or type Name and Title

(Signatures continued from prior page)

     INFOTECHNOLOGY, INC.

     By: /S/ C.W. GILLULY

     C.W. GILLULY, PRESIDENT
     Print or type Name and Title


     TELECOMMUNICATIONS INDUSTRIES, INC.

     By: /S/ C.W. GILLULY

     C.W. GILLULY, PRESIDENT
     Print or type Name and Title


     /S/ C.W. GILLULY
     C.W. GILLULY


     /S/ MARNY GILLULY
     MARNY GILLULY